AMENDMENT NO. 1 TO

FULL AND FINAL RELEASE

AND SETTLEMENT AGREEMENT

This Amendment No. 1 to Full and Final Release and Settlement Agreement (“Amendment”) is made and entered into this 10th day of March, 2011 by and between Andrews Kurth LLP (“AK”), XFormity, Inc., and XFormity Technologies, Inc., (collectively hereinafter the “Parties”).

RECITALS

A.

The Parties executed and delivered a Full and Final Release and Settlement Agreement dated as of October 10, 2008 (“Settlement Agreement”); and,

B.

The parties desire to amend the Settlement Agreement in the particulars hereinbelow set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement the Parties agree as follows:

1.

Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Settlement Agreement.

2.

The Parties agree that paragraph 1 of the Settlement Agreement is hereby amended and superseded in its entirety to read as follows:

“1.  Subject to the terms and conditions set forth herein, XFormity, Inc. and XFormity Technologies, Inc. shall pay the following amounts to AK:

(a).

AK shall retain all amounts heretofore paid by XFormity under the Settlement Agreement.

(b).

AK shall retain the 1.0 million shares of Common Stock of XFormity Technologies, Inc. (the “Shares”) issued to AK under the Settlement Agreement.  Any and all covenants and restrictions related to the Shares set forth in the Settlement Agreement are terminated, null and void.

(c)

In the event the gross revenues generated by XFormity, Inc. for the fiscal year ended June 30, 2011 equals or exceeds $2.0 million, XFormity, Inc. shall pay to AK an additional $65,000.  Such bonus payment shall be due within 45 days following the end of the June 30, 2011 fiscal year end.  AK shall have the right to obtain verification of XFormity, Inc.’s gross annual revenues from the company’s independent public accountants.

(d).

Concurrently with the execution and delivery of this Amendment, XFormity, Inc. shall pay to AK the sum of $100,000 in certified funds or wire transfer of immediately available funds.

(e).

Concurrently with the execution and delivery of this Agreement, XFormity Technologies, Inc. shall issue to AK its convertible debenture (“Debenture”) substantially in the form of Exhibit 1(c) hereto in the principal amount of $140,000.  The Debenture shall accrue interest at the rate of nine percent (9%) per annum and shall be due and payable, principal and interest, twelve (12) months from the date of issue.  The Debenture shall be issued as one of the Series 2007 Debentures previously authorized and issued by XFormity Technologies, Inc., and shall be secured under a Trust Indenture dated January 12, 2006 (the “Trust Indenture”) created to hold a security interest in all of the tangible and intangible assets of XFormity Technologies, Inc. under the terms of a Security Agreement.  The interest of AK under the Trust Indenture shall be pari passu with all other holders of debentures issued as part of the Series 2007 Debentures.   AK acknowledges and agrees that it has received and reviewed the Debenture, the Trust Indenture and the Security Agreement and accepts all of the terms thereof.

3.

This Amendment may not be construed to amend the Settlement Agreement in any way except as expressly set forth herein.

4.

The execution and delivery of this Amendment shall constitute and this Amendment shall be construed to constitute a waiver and release by each Party of:

a.

Any breach of the Settlement Agreement by the other party, whether or not such breach is now existing or currently known or unknown to the non-breaching party or parties; and,

b.

Any right or remedy arising from or available to a party by reason of a breach of the Settlement Agreement by the other Party.

5.

The Parties hereby confirm that the Settlement Agreement as amended by this Amendment No. 1, is in full force and effect.  In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Settlement Agreement, the provisions of this Amendment shall control.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seal the day and year first above written.

ANDREWS KURTH, LLP

By:

/s/ Aldo Noto

Aldo Noto, its Partner

XFORMITY, INC.

By:

/s/ Jack Rabin

XFORMITY TECHNOLOGIES, INC.

By:

/s/ Jack Rabin